UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 28, 2011 (June 23, 2011)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.02. COMPLETION OF ACQUISITION OR DISPOSITIONS OF ASSETS
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-2.2
EX-10.1
EX-10.2
EX-99.1

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Second Amended and Restated Credit Facility
          On June 23, 2011, Genesco Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to Second Amended and Restated Credit Agreement (the “Credit Facility”) dated January 21, 2011 by and among the Company, certain subsidiaries of the Company party thereto, as other borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent. The Credit Facility was amended to permit the Schuh acquisition (described in Item 2.02 below). The other material terms of the Amendment are as follows:
     Availability
     The aggregate principal amount available under the Credit Facility was increased from $300.0 million to $375.0 million. In addition, the Company’s option to further increase the availability under the Credit Facility was reduced from $150.0 million to $75.0 million. The Credit Facility was also amended to put in place a $30.0 million A-1 Tranche on a “first out, last in” basis. The A-1 Tranche provides for an additional 10% availability of eligible inventory (declining to a 7.5% advance rate after one year and then to a 5% advance rate after two years) plus an additional 5% availability of eligible wholesale receivables (other than wholesale receivables of the Lids Team Sports business) (declining to a 2.5% advance rate after one year and then 0.0% after two years) plus an additional 5% of eligible credit card and debit card receivables less applicable reserves.
     Collateral
     In addition to the security previously granted to the lenders pursuant to the Credit Facility, the Company has pledged 65% of its interest in Genesco (UK) Limited (described below).
     Interest and Fees
     The Company’s borrowings under the A-1 Tranche bear interest at varying rates that, at the Company’s option, can be based on LIBOR or the Base Rate (as defined) plus in each case an Applicable Margin (as defined and based on average Excess Availability during the prior quarter).
     Covenants
     The Amendment also permits the Company to incur up to $250.0 million of senior debt provided that certain terms and conditions are met.
          The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1.

U.K. Credit Facility
     In connection with the Schuh acquisition (described in Item 2.02 below), Schuh entered into an amended and restated Senior Term Facilities Agreement and Working Capital Facility Letter (collectively, the “UK Credit Facility”) which provides for terms loans of up to £29.5 million (a £15.5 million A term loan and £14.0 million B term loan) and a working capital facility of £5.0 million. The A term loan bears interest at LIBOR plus 2.50% per annum. The B term loan bears interest at LIBOR plus 3.75% per annum. The working capital facility bears interest at the Base Rate (as defined) plus 2.25% per annum.
     The UK Credit Facility contains certain covenants at the Schuh level including a minimum interest coverage covenant initially set at 4.25x and increasing to 4.50x in January 2012 and thereafter, a maximum leverage covenant initially set at 2.75x declining over time at various rates to 2.25x beginning in July 2012 and a minimum cash flow coverage of 1.10x.
     The UK Credit Facility is secured by a pledge of all the assets of Schuh (defined below) and its subsidiaries.
     The foregoing description of the UK Credit Facility does not purport to be complete and is qualified in its entirety by reference to the UK Credit Facility which is attached as Exhibit 10.2.
ITEM 2.02. COMPLETION OF ACQUISITION OR DISPOSITIONS OF ASSETS.
     On June 23, 2011, the Company, through its newly-formed, wholly-owned subsidiary Genesco (UK) Limited (“Genesco UK”), consummated the acquisition of all the outstanding shares of Schuh Group Limited (“Schuh”), a specialty retailer of casual and athletic footwear in accordance with the terms of a Sale and Purchase Agreement dated as of June 23, 2011 (the “Agreement”) among Genesco, Genesco UK, Schuh and certain individuals listed on Schedule 1 thereof.
     Pursuant to the terms and conditions of the Agreement, the Company acquired Schuh for £100.0 million, subject to closing adjustments, less £29.5 million of debt assumed and the amount of the retention note and escrow described below. In addition, the Company agreed to pay deferred purchase price of £25 million pursuant to a seller note, of which £15 million is payable on the third anniversary of the closing and £10 million is payable on the fourth anniversary of the closing subject to the payees’ not having terminated their employment with Schuh under specified circumstances. The Company has also issued a £5 million retention note to the selling shareholders which may be used to satisfy indemnification obligations owing to the Company. The balance of the retention note which has not been used to satisfy indemnification obligations will be paid to the selling shareholders on June 23, 2013. An additional £1 million is being held in escrow to satisfy any final working capital adjustment. The Company has also agreed to implement a management bonus plan for certain members of Schuh management which will pay up to £25 million in cash bonuses in 2015 if Schuh has achieved specified performance targets. The selling shareholders will also be entitled to receive the amount of tax benefits potentially available to Schuh in connection with the transaction, if and when such benefits are actually received.

     The Company funded the acquisition and associated expenses with borrowings under the Credit Facility and from cash on hand.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement and Loan Note Instrument which are attached hereto as Exhibit 2.1 and Exhibit 2.2.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information under Item 1.01 above is incorporated by reference hereunder.
ITEM 7.01 REGULATION FD DISCLOSURE.
     A copy of the Company’s press release, dated June 23, 2011, announcing the consummation of the Schuh acquisition is furnished with this Current Report as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) and (b) Financial Statements of Businesses Acquired and Pro Forma Financial Information.
The Company has not included financial statements of the acquired business for the periods specified in Rule 3-05(b) of Regulation S-X or the pro forma financial information required pursuant to Article 11 of Regulation S-X. All such financial statements and pro forma financial information will be filed by the Company in an amendment to this Current Report on Form 8-K as promptly as practicable but in any event within 71 calendar days after the date that this Current Report on Form 8-K must have been filed.
(d) Exhibits

Exhibit Number	Description
2.1	Sale and Purchase Agreement, dated as of June 23, 2011, by and among Genesco Inc., Schuh Group Limited, Genesco (UK) Limited and the persons listed on Schedule 1 thereto. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits from this agreement are omitted, but will be provided supplementally to the Commission upon request.)

2.2	£25 million Loan Note Instrument of Genesco (UK) Limited dated June 23, 2011.

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated June 23, 2011, by and among Genesco Inc.,

Exhibit Number	Description
certain subsidiaries of Genesco Inc. party thereto, as Other Domestic Borrowers and GCO Canada Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.

10.2	Amendment and Restatement Agreement including Amended and Restated Senior Term Facilities Agreement dated June 23, 2011, among Schuh Group Limited and Lloyds TSB Bank PLC.

99.1	Press Release dated June 23, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: June 28, 2011	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Sale and Purchase Agreement, dated as of June 23, 2011, by and among Genesco Inc., Schuh Group Limited, Genesco (UK) Limited and the persons listed on Schedule 1 thereto. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits from this agreement are omitted, but will be provided supplementally to the Commission upon request.)

2.2	£25 million Loan Note Instrument of Genesco (UK) Limited dated June 23, 2011.

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated June 23, 2011, by and among Genesco Inc., certain subsidiaries of Genesco Inc. party thereto, as Other Domestic Borrowers and GCO Canada Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.

10.2	Amendment and Restatement Agreement including Amended and Restated Senior Term Facilities Agreement dated June 23, 2011, among Schuh Group Limited and Lloyds TSB Bank PLC.

99.1	Press Release dated June 23, 2011.